As filed with the Securities and Exchange Commission on March 28, 2003
Registration No. 333-103676

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Trimble Navigation Limited

((Exact name of Registrant as specified in its charter)

California	94-2802192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

645 North Mary Avenue

Sunnyvale, California 94088
(408) 481-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Irwin L. Kwatek

Vice President, General Counsel
Trimble Navigation Limited
645 North Mary Avenue
Sunnyvale, California 94088
(408) 481-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Thomas J. Ivey, Esq

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1100
Palo Alto, California 94301
(650) 470-4500

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☑

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      Trimble Navigation Limited hereby amends Item 16 of Part II of the registration statement solely to amend Exhibits 5.1 and 23.2 to the registration statement.

Item 16.     Exhibits

Exhibit
Number	Description of Exhibit

1.1	Form of Underwriting Agreement.*
3.1	Restated Articles of Incorporation of the Company filed June 25, 1986.(2)
3.2	Certificate of Amendment of Articles of Incorporation of the Company filed October 6, 1988.(2)
3.3	Certificate of Amendment of Articles of Incorporation of the Company filed July 18, 1990.(2)
3.4	Certificate of Determination of the Company filed February 19, 1999.(2)
3.8	Amended and Restated Bylaws of the Company.(3)
4.1	Preferred Shares Rights Agreement dated as of February 18, 1999.(1)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (revised).
23.1	Consent of Ernst & Young LLP, Independent Auditors.**
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page herein).**

*	To be filed by amendment or by a report on Form 8-K.

**	Previously filed.

(1)	Incorporated by reference to Exhibit No. 1 to the registrant’s Registration Statement on Form 8-A, which was filed on February 18, 1999.

(2)	Incorporated by reference to identically numbered exhibits to the registrant’s Annual Report on Form 10-K for the fiscal year ended January 1, 1999.

(3)	Incorporated by reference to exhibit number 3.8 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2002.

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Trimble Navigation Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Number 1 to Registration Statement No. 333-103676 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, California, on March 28, 2003.

TRIMBLE NAVIGATION LIMITED

By:	/s/ MARY ELLEN GENOVESE

Name: Mary Ellen Genovese
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment Number 1 to Registration Statement No. 333-103676 has been signed by the following persons, in the capacities indicated, as of March 28, 2003.

Name	Title

/s/ STEVEN W. BERGLUND Steven W. Berglund	President, Chief Executive Officer, Director

/s/ MARY ELLEN GENOVESE Mary Ellen Genovese	Chief Financial Officer

* Anup V. Singh	Corporate Controller

* Robert S. Cooper	Director

* John B. Goodrich	Director

* William Hart	Director

* Ulf J. Johansson	Director

* Bradford W. Parkinson	Director

*By: /s/ MARY ELLEN GENOVESE Mary Ellen Genovese Attorney-in-Fact

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INDEX TO THE EXHIBITS

Exhibit
Number	Description of Exhibit

1.1	Form of Underwriting Agreement.*
3.1	Restated Articles of Incorporation of the Company filed June 25, 1986.(2)
3.2	Certificate of Amendment of Articles of Incorporation of the Company filed October 6, 1988.(2)
3.3	Certificate of Amendment of Articles of Incorporation of the Company filed July 18, 1990.(2)
3.4	Certificate of Determination of the Company filed February 19, 1999.(2)
3.8	Amended and Restated Bylaws of the Company.(3)
4.1	Preferred Shares Rights Agreement dated as of February 18, 1999.(1)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (revised).
23.1	Consent of Ernst & Young LLP, Independent Auditors.**
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Powers of Attorney**

*	To be filed by amendment or by a report on Form 8-K.

**	Previously filed.

(1)	Incorporated by reference to Exhibit No. 1 to the registrant’s Registration Statement on Form 8-A, which was filed on February 18, 1999.

(2)	Incorporated by reference to identically numbered exhibits to the registrant’s Annual Report on Form 10-K for the fiscal year ended January 1, 1999.

(3)	Incorporated by reference to exhibit number 3.8 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2002.

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